NEWS	www.emrise.com

CONTACT:

DresnerAllenCaron

Rene Caron (investors)

(949) 474-4300

rcaron@dresnerallencaron.com

EMRISE CORPORATION ANNOUNCES DATE AND AMOUNT

OF SECOND LIQUIDATION DISTRIBUTION TO STOCKHOLDERS

WOODBRIDGE, NJ – March 15, 2016 – EMRISE CORPORATION (formerly traded on OTCQB under the symbol EMRI) (EMRISE or the Company), today announced that the Company expects to make a second liquidation distribution to its stockholders in the amount of $0.36 per share (approximately $3.9 million in the aggregate) during the week of April 19, 2016 (the Distribution). Stockholders of record as of the close of business on July 7, 2015 will be entitled to receive the Distribution.

The Distribution is being made in connection with the Company’s previously announced voluntary Plan of Dissolution (Plan) that was approved by its stockholders at a special meeting held on June 25, 2015. When paid, the Distribution will bring the total amount of liquidation distributions paid to stockholders under the Plan, to $1.11 per share.

The Distribution follows the previously announced closing on February 18, 2016, of the Company’s sale of its remaining business unit, CXR Anderson Jacobson S.A.S. (CXR-AJ) based in France (the Transaction). Details of the Transaction are contained in the Company’s news release disseminated on February 18, 2016, and in its Form 8-K filed with the Securities and Exchange Commission on February 22, 2016.

The Distribution includes: the net cash realized by the Company at the close of the Transaction, after deducting investment banking fees, legal fees and other associated costs; the release of certain escrow funds held to secure any shortfall in working capital as of the closing of the sale of the Company’s Electronic Devices business unit to an affiliate of Data Device Corporation (DDC) on June 30, 2015; and the release of the additional reserve the Company announced on November 16, 2015, to cover liabilities in the event CXR-AJ was not sold.

Reserve

As of the date of this announcement, the Company has a reserve of $6.2 million to satisfy and discharge all known, potential, or contingent debts, obligations, and liabilities of the Company under the Plan. Immediately following the Distribution, the size of the Company’s reserve will be reduced to approximately $2.3 million, from which the Company expects to pay Federal and State taxes in the U.S. on the sales of the Company’s Electronic Devices business unit and CXR-AJ, as well as other costs associated with the Plan.

Subsequent distributions

At this time, EMRISE cannot determine when, or if, it will be able to make a subsequent liquidation distribution to its stockholders, or the amount of any such distribution. The determination of whether any such distribution can be made will depend on a variety of factors, including, the receipt of further monies in connection with the Transaction; the amount of funds released from the $900,000 of escrow funds held to secure certain indemnification obligations of the Company under the purchase agreement related to the sale of the Company’s Electronic Devices business unit to DDC; the final determination and the payment of State and Federal taxes in the U.S.; and other costs in connection with the dissolution of the Company.

As necessary, EMRISE intends to make public disclosures to provide its stockholders subsequent updates on the status of the Plan, the first of which could occur in approximately six months.

Only holders of record of the Company’s common stock as of the close of business on July 7, 2015 will be eligible to receive distributions of funds from the sale of the Company’s assets, in connection with the Company’s dissolution.

FOR A DETAILED DESCRIPTION OF THE PLAN AND THE MATTERS RELATING TO IT, STOCKHOLDERS ARE ENCOURAGED TO READ CAREFULLY THE COMPANY’S NEWS RELEASE DATED JUNE 30, 2015, ITS FORM 8K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2015, AND THE PROXY STATEMENT IT MAILED TO STOCKHOLDERS BEGINNING MAY 11, 2015.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of EMRISE regarding the Transaction and the dissolution and liquidation of the Company, the liabilities of EMRISE, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Certain of these risks and uncertainties are described in greater detail in EMRISE’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Transaction or the Company’s dissolution and related transactions pursuant to the Plan.

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